SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2016 (June 20, 2016)

Republic Services, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

1-14267	65-0716904
(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 627-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01	Other Events.

Tender Offers

On June 20, 2016, Republic Services, Inc. (“Republic”) issued a press release announcing the early tender results of its previously announced cash tender offers (the “Tender Offers”) to purchase up to $500,000,000 combined aggregate principal amount (the “Tender Cap”) of the following series of outstanding notes: Republic’s 6.200% Notes due March 1, 2040, 5.700% Notes due May 15, 2041 and 6.086% Notes due March 15, 2035 and Republic’s subsidiary, Browning-Ferris Industries, LLC’s 7.400% Debentures due September 15, 2035 (collectively, the “Existing Notes”), subject to the priority levels and the other terms and conditions set forth in the related Offer to Purchase. Republic also announced that it is increasing the Tender Cap from $500 million to $600 million. A copy of the press release announcing the early tender results and the increase to the Tender Cap is filed under Item 9.01 as Exhibit 99.1 and is incorporated herein by reference.

On June 20, 2016, Republic also issued a press release announcing the pricing for the Tender Offers. A copy of the press release announcing the pricing of the Tender Offers is filed under Item 9.01 as Exhibit 99.2 and is incorporated herein by reference.

Senior Notes Offering

Also on June 20, 2016, Republic announced the pricing of an offering of $500 million of 2.900% senior notes due 2026 (the “Notes”). Republic intends to use the net proceeds of the offering, together with borrowing under its credit facilities, to purchase up to $600 million combined aggregate principal amount of the Existing Notes tendered in the Tender Offers. The offering of the Notes is not conditioned upon the consummation of the Tender Offers.

A copy of the press release announcing the pricing of the offering is filed under Item 9.01 as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued June 20, 2016 announcing early tender results

99.2	Press release issued June 20, 2016 announcing pricing of tender offers

99.3	Press release issued June 20, 2016 announcing pricing of senior notes offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2016

REPUBLIC SERVICES, INC.

By:	/s/ Charles F. Serianni
Charles F. Serianni
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Brian A. Goebel
Brian A. Goebel
Vice President and Chief Accounting Officer (Principal Accounting Officer)

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